UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021 (February 18, 2021)

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5 Musick

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 900-6833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2021, ClearPoint Neuro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the public offering of 1,850,140 shares of common stock, par value $0.01 per share (“Common Stock”), at a purchase price per share to the public of $23.50 (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 277,520 shares of Common Stock at the Offering Price, less any underwriting discounts and commissions, for use solely in covering any over-allotments.

Net proceeds from the offering will be approximately $40.6 million (or approximately $46.8 million if the Underwriters exercise their option to purchase additional shares of Common Stock in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund product development and research and development activities and the remainder for working capital and general corporate purposes.

The Common Stock was offered and sold pursuant to a preliminary prospectus supplement, dated February 18, 2021, a final prospectus supplement, dated February 18, 2021, and a base prospectus, dated January 29, 2021, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-252346). The Company expects the offering to close on or about February 23, 2021.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Bass, Berry & Sims PLC relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On February 19, 2021, the Company posted an updated investor presentation to its website at http://ir.stockpr.com/clearpointneuro/investor-presentation. A copy of the investor presentation is being furnished herewith as Exhibit 99.1. The Company may use the investor presentation from time to time in conversations with analysts, investors and others.

The information in Item 7.01 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February 18, 2021, by and between ClearPoint Neuro, Inc. and B. Riley Securities, Inc., as representative of the several underwriters named in Schedule A thereto.
5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of shares.
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
99.1	Investor Presentation dated February 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2021	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer